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                                   1,350,000 SHARES

                                PURO WATER GROUP, INC.

                                     COMMON STOCK

                              SELECTED DEALER AGREEMENT


Ladies and Gentlemen:

    1. We and the other Underwriters named in the Prospectus referred to below (the "Underwriters"), acting through us as Representatives (the "Representatives"), have severally agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement referred to in the Prospectus (the "Underwriting Agreement"), from Puro Water Group, Inc., a Delaware corporation (the "Company"), an aggregate of 1,350,000 shares ("Company Shares"). In addition, the several Underwriters have been granted an option to purchase from the Company up to an aggregate of an additional 202,500 shares (the "Option Shares"), solely to cover overallotments in connection with the sale of the Company Shares. The Company Shares and the Option Shares are hereinafter collectively called the "Shares." The Shares and the terms upon which they are to be offered for sale by the several Underwriters are more particularly described in the enclosed Prospectus.

    2. The Shares are to be offered to the public by the several Underwriters at a price of $______ per share (hereinafter called the "Public Offering Price") and in accordance with the terms of the offering set forth in the Prospectus.

    3. Some or all of the several Underwriters are severally offering, subject to the terms and conditions hereof, a portion of the Shares for sale to
(i) certain dealers that are members of the National Association of Securities Dealers, Inc. (the "NASD") and that agree to comply with the provisions of
Section 24 of Article III of the Rules of Fair Practice of the NASD, and (ii) foreign dealers or institutions ineligible for membership in the NASD that agree
(a) not to resell the Shares to purchasers in, or to persons who are nationals or residents of, the United States of America, or when there is a public demand for the Shares, to persons specified as those to whom members of the NASD participating in a distribution may not sell and (b) to comply, as though such foreign dealer or institution were a member of the NASD, with the NASD's interpretation with respect to free-riding and withholding and with Sections 8, 24 and 25 of such Rules, to the extent applicable to foreign nonmember brokers or dealers, and Section 36 of such Rules (such dealers and institutions agreeing to purchase Shares hereunder being hereinafter referred to as "Selected Dealers") at the Public Offering Price, less a selling concession of $_______ per share, payable as hereinafter provided, out of which concession an amount not exceeding $________ per share may be reallowed by Selected Dealers to members of the NASD or to foreign dealers or institutions ineligible for membership therein which agree as aforesaid. The offering of the


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Shares is made subject to delivery of the Shares and their acceptance by us, to the approval of all legal matters by counsel and to the terms and conditions herein set forth. Some or all of the Underwriters may be included among the Selected Dealers. Each of the Underwriters has agreed that, during the term of this Agreement, it will be governed by the terms and conditions hereof whether or not such Underwriter is included among the Selected Dealers.

    4. We, acting as Representatives, and with our consent, any Underwriter, may buy Shares from, or sell Shares to, any Selected Dealer, or any other Underwriter, and any Selected Dealer may buy Shares from, or sell Shares to, any other Selected Dealer or any Underwriter at the Public Offering Price, less all or any part of the concession. We, acting as Representatives, after the initial public offering may change the Public Offering Price, the concession and the reallowance.

    5. If, prior to the termination of this Agreement, we purchase or contract to purchase, in the open market or otherwise, for the account of any Underwriter any Shares purchased by you hereunder, you agree to pay us, on demand, for the accounts of the several Underwriters an amount equal to the concession on such Shares. In addition, we may charge you with any transfer taxes and broker's commission or dealer's mark-up paid in connection with such purchase or contract to purchase.

    6. We shall act on behalf of the Underwriters under this Agreement and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the public offering of the Shares.

    7. If you desire to purchase any of the Shares, your indication of interest should reach us promptly by telephone or facsimile at the offices of Laidlaw Equities, Inc., 100 Park Avenue, New York, New York 10017. We reserve the right to reject all subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Shares allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

    8. The privilege of purchasing the Shares is extended to you only on behalf of the several Underwriters, if any, that may lawfully sell the Shares to dealers in your state.

    9. Any of the Shares purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of the offering thereof set forth herein and in the Prospectus, subject to the securities laws of the various states. Neither you nor any other person is or has been authorized to give any information or to make any representations in connection with the sale of the Shares other than as contained in the Prospectus.


    10. This Agreement will terminate when we shall have determined that the public offering of the Shares has been completed and upon facsimile notice to you of such termination, but, if not previously terminated, this Agreement will terminate at the close of business on the 45th full business day after the date hereof.

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    11.  For the purpose of stabilizing the market in the Common Stock of the
Company, we have been authorized to make purchases and sales thereof, in the open market or otherwise, and, in arranging for sale of the Shares, to overallot.

    12. You agree to advise us, from time to time upon request, prior to the termination of this Agreement, of the number of Shares purchased by you hereunder and remaining unsold at the time of such request, and, if, in our opinion, any such Shares shall be needed to make delivery of the Shares sold or overallotted for the account of one or more of the Underwriters, you will, forthwith upon our request, grant to us for the account or accounts of such Underwriter or Underwriters, the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the Public Offering Price, less the selling concession or such part thereof as we shall determine, such number of Shares owned by you as shall have been specified in our request.

    13. On becoming a Selected Dealer, and in offering and selling the Shares, you agree (which agreement shall also be for the benefit of the Company) to comply with all applicable requirements of the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You confirm that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses for securities of an issuer and confirm that you have complied and will comply therewith.

    14. Upon request, you will be informed as to the jurisdictions in which we have been advised that the Shares have been qualified for sale under the respective securities or Blue Sky laws of such jurisdictions, but neither we nor any of the Underwriters assume any obligation or responsibility as to the right of any Selected Dealer to sell the Shares in any jurisdiction or as to any sale therein. You authorize us to file on your behalf a New York State Notice, if required.

    15. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request.

    16. No Selected Dealer is authorized to act as our agent or as agent for the Underwriters, or otherwise to act on our behalf or on behalf of the Underwriters, in offering or selling the Shares to the public or otherwise.

    17. We and the several Underwriters shall not be under any liability for or in respect of the value, validity or form of the Shares, or delivery of the certificates for the Shares, or the performance by anyone of any agreement on his part, or the qualification of the Shares for sale under the laws of any jurisdiction, or for or in respect of any matter connected with this Agreement, except for lack of good faith and for obligations expressly assumed by us or by the several Underwriters in this Agreement. The foregoing provisions shall not be deemed a waiver of any liability imposed under the Act.

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    18.  Payment for the Shares sold to you hereunder is to be made at the
Public Offering Price, less selling concession, on or about __________, 1997, or such later date as we may advise, by certified or official bank check, payable to the order of Laidlaw Equities, Inc., in current funds, at such place as we shall specify on one day's notice to you against delivery of certificates for the Shares.

    19. Except as indicated below, neither the undersigned nor any of its directors, officers or partners or any "associate" (as defined in Regulation C promulgated under the Act) thereof, to the knowledge of the undersigned, owns of record or beneficially, any securities of the Company.

    20. Notice to us should be addressed to us c/o Laidlaw Equities, Inc., 100 Park Avenue, New York, New York 10017. Notices to you shall be deemed to have been duly given if transmitted by facsimile or mailed to you at the address to which this letter is addressed.

    21. If you desire to purchase any of the Shares, please confirm your subscription by signing and returning to us your confirmation overleaf on the duplicate copy of this letter enclosed herewith; such confirmation shall be required even though you have previously advised us thereof by telephone or facsimile.


                                            Very truly yours,


                                            LAIDLAW EQUITIES, INC., As
                                            Representative



_______________________, 1997               By: _______________________________



                                            GILFORD SECURITIES INCORPORATED, as
                                            Representative


_______________________, 1997               By: _______________________________

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                                     CONFIRMATION


Laidlaw Equities, Inc.
100 Park Avenue
New York, New York 10017

Gilford Securities Incorporated
850 Third Avenue
New York, NY 10022

    We confirm our agreement to purchase ____________ shares of Common Stock of Puro Water Group, Inc. (the "Shares"), subject to all the terms and conditions set forth in the foregoing Agreement. We acknowledge receipt of the Prospectus. We further state that, in purchasing the Shares, we have relied upon the Prospectus and upon no other statement whatsoever, written or oral. We hereby confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (a) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (b) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD and, if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with the provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to non-member foreign dealers.

Dated:____________________, 1997. ____________________________________________
                                  (Print corporate or firm name of Selected
                                  Dealer)


                                  ____________________________________________
                                  (Signature of authorized officer or partner)


                                  ____________________________________________
                                  (Print name of person signing)


                                  Address:

                                  ____________________________________________


                                  ____________________________________________

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